WAFT AGENT AGREEMENT

     THIS AGREEMENT, Effective This 8th day of November 1997, Made Between:

     Wm. H, Richardson, Jr., 1496 Giles Street, Palm Bay F1, 32907 [here WHR], acting for himself individually and as majority partner of WAFT Partners [here PART], holders of his pertinent patent rights;

                                       and

     TOUPS TECHNOLOGY LICENSING INCORPORATED, Suite 707, 801 West Bay Drive, Largo, FL 33640, [here TTL], by its Vice President Jerry Kammerer;

                                WITNESSENTH THAT

     WHEREAS WAFT has appointed TTL as its sole agent to represent WAFT in any on going Negotiation with parties listed on Appendix of the WAFT LICENSE AGREEMENT.


WHR & PART:                        TTL

S/S WILLIAM H. RICHARDSON          S/S JERRY L. KAMMERER
William H.. Richardson             Jerry L. Kammerer, Vice President



Attest: S/S EILEEN R. RICHARDSON   Attest: S/S CONNIE CLOUSE






                                      (52)

                                   AMENDMENT A

                                     TO THE

                             WAFT license AGREEMENT

     Made  between  William  H.  Richardson,   Jr.  (WHR),  acting  for  himself
individually and as majority partner of WAT Partners (PART), holders of his pertinent patent rights;

                                       and

     Toups Technology Licensing incorporation (TTL) by its Chief Executive Officer, Leon H. Toups;

                                       and

     WHEREAS item 13g of the WAFT License Agreement requires any amendment to said Agreement must be in writing and signed by the party or parties to be bound thereby. Therefore, WHR, PART and TTL now desire to amend the WAFT License Agreement, item 1.i "License-Term", as follows:

i."License Term" means the duration of this Agreement, as follows:

     (i)A Holding Period, beginning on the 3rd of November, 1997 and continuing through January 30, 1998;

     (ii) an Initial Period, beginning February, 1998 with a Startup Time ending on 31 January, 1999 and continuing if TTL so elects, to the end of the year 2000; and

     (iii)further continuing (at TTL's advance notice of election to do so) for one or more successive Renewal Periods of three (3) calendar years, noted further below.

     WHR, PART and TTL desire to further amend the WAFT License Agreement, item 6, "Royalties", as follows:

6.  Royalties

     Interim. In consideration of the Holding Period, TTL shall pay to PART a onetime fee of five-thousand ($5,OOO) cash and shall issue to PART 50,000 of its Common Shares. Both cash payment and stock issuance shall be considered by all parties as payment exclusive for the Holding Period and shall not impact any other portion of the WAFT Agreement.

     The above paragraph "interim" shall be inserted into the WAFT Agreement immediately preceding paragraph 6a.

     All other provisions of the WAFT License Agreement remain without any change whatsoever.

     Further, the parties hereto agree this modification shall remain in effect until such time as m receives a minimum of $300, 000 through the private sale of TTL common shares.

     IN WITNESS WHEREOF the parties have caused this Amendment to be signed, sealed and attested by persons duly authorized so to do, as of November 3, 1997.

WHR & PART                               TTL


S/S WILLIAM R. RICHARDSON, JR            S/S LEON H. TOUPS
William R. Richardson, Jr.               Leon H. Toups, President


Attest:  S/S CHARLES A. MCCLURE          Attest:  S/S MARK CLANCY
         Charles A. McClure              Mark Clancy, Vice President



                                      (53)

                             WAFT LICENSE AGREEMENT

     THIS AGREEMENT, Effective This 3rd Day of November 1997, Made Between:

     Wm, H, Richardson, Jr., 1496 Giles Street, Palm Bay, FL 32907, [here WHR], acting for himself individually and as majority partner of WAFT Partners [here PART], holders of his pertinent patent rights;

                                       and

     Toups Technology Licensing Incorporated, Suite 707, 801 West Bay Drive, Largo, FL 33640, (here TTL], by its C.E.O., Leon H, Toups;

                                 WITNESSETH THAT

     WHEREAS WHR for some years past has been investigating, and now is improving, Water-Derived Alternative Fuel Technology WAFT), wherein he has received U.S. Patent 5,435,274 for Electric Power Generation Without Harmful Emissions, has a half dozen WAFT patent applications pending, and is awaiting receipt later this year of a U.S. Patent for Pollution-Free Vehicle Operation; AND

     WHEREAS  TTL  is a new  development  stage  company  formed  to  engage  in developing market-ready technological products and services protected by intellectual property rights, especially patents, by application of a systems approach to identifying, funding, developing, and marketing technological products and services; AND

     WHEREAS WHR and TTL are jointly interested in undertaking together a joint effort at designing, manufacturing, selling, or otherwise commercializing WAFT fuels, as by a License Agreement that provides for WHR to introduce TTL to the technology and to authorize TTL to make and to commercialize WAFT fuels manufacturing, and related equipment at an agreed royalty, so long as both parties perform in accordance with this Agreement;

     NOW, THEREFORE, WHR and TTL, intending to be legally bound, agree to undertake designing, manufacturing, and selling or otherwise commercializing WAFT fuels upon the following terms and conditions:

1.Definitions

a "Licensed Know-how" means unpatented proprietary technical, professional, or commercial information disclosed to TTL by WHR, and useful in designing, making, or using Licensed Products or performing Licensed Services.

b. "Licensed Patent" means any patent (or disclosed patent application) licensed to TTL herein and containing a claim defining the composition, design, manufacturing, structure, operation, or use of a fuel or fuel-related subject matter, insofar as owned or licensable by WHR or PART (WAFT Partners), and so licensed to TTL in or for the License Territory.

c. "Licensed Product" means any fuel or related composition whose production, structure, or use embodies any Licensed Know-how, is defined by a claim of a Licensed Patent or disclosed patent application and/or would infringe a Licensed Patent in the absence of this License Agreement, or displays or is commercialized by a Licensed Trademark.

d. "Licensed Service" means any designing, making, specifying, or any instruction, leasing, or performance of other services relating to any License Product for, to, or with a customer or other party, whether for compensation or not.

e. "Licensed Specification" means any requirement or standard identified by WHR to TTL relating to composition, design, manufacturing method, structure, workmanship and/or resulting appearance, form, identity, quality, or presentation of a Licensed Product or a Licensed System,

f. "Licensed System" means any apparatus, assembly, device, or structure (e.g., arc assembly, reactor, production plant, turbogenerator) for producing or using a Licensed Product, with or for use with (or without) other fuels or accessories.

g. "Licensed Trademark" means AQUAFUEL, AQUAGAS, AQUALENE, AQUALECTRIC, AQUAMOTIVE, or other word and/or design, used with or without any other word and/or design, in or as a brand name for Licensed Products or Licensed Services or Licensed Systems.

h. "Improvement" means any substantial change in any foregoing WAFT defined item (a to g) during this Agreement, whether made by WHR or by TTL, or both, or otherwise owned and/or licensable by either of them to the other, as more fully considered below.

                                      (54)

i. "License Term" means the duration of this Agreement, as follows: (i) an Initial Period, beginning on the aforesaid effective date with a Startup Time ending on 2 November 1998, and continuing, if TTL so elects, to the end of the year 2000; and (ii) further continuing (at TTL's advance notice of election to do so) for one or more successive Renewal Periods of three
     (3) calendar years, noted further below.

j.   "License Territory" means worldwide.

k. "Startup Time" means the time period from the beginning of the Initial Period of this Agreement on the identified effective date, to end on 2 Nov. 1998.

2.  License and Sublicenses

a. WHR hereby grants to TTL, for the License Term only, an indivisible, non-assignable right and license to make, use, lease, sell, and otherwise practice commercially the defined Licensed subject matter. [See next page for sublicensing.]

b. So long as TTL is in good standing under this Agreement, this grant is to be exclusive, meaning that neither WHR nor PART will grant any third party a similar license in the License Territory, except to parties with whom WHR has or may have an ongoing obligation, as noted in the Appendix hereto.

c.   TTL shall  have the  right to apply  any  Licensed  Trademark  to  Licensed
     Products and other components approved by WHR and sold by TTL for construction of Licensed Systems, but TTL. shall use Licensed Trademarks only in accordance with acceptable trademark practice and subject to the provisions of this Agreement.

d. TTL customers will have an implied sublicense to assemble Licensed Products into Licensed Systems, with or without other components.

e. Having elected to continue hereunder until at least the end of the Startup Time, TTL may grant sublicenses, contingent upon TTL's retention of its license under this Agreement, whereupon TTL will become and remain obligated to share equally (50/50) with PART all royalties accruing from each such sublicensee and to report and pay the same to PART as provided for TTL's license royalties (sublicense royalties being excluded from the revenue base for license royalty computation).

f. Each such sublicense granted by TTL shall be upon terms and conditions of Running Royalty not significantly more favorable to the sublicensee than the terms and conditions of the present License Agreement are to TTL, excepting only if TTL shall have disclosed the proposed sublicense to PART in advance and to have received PART's express written approval of such more favorable terms/conditions.

g. Each sublicense granted by TTL under this Agreement will provide expressly that it is so granted and that--in the event that TTL should discontinue its license hereunder or its license otherwise become terminated-the sublicensee will become a licensee of PART by substitution for TTL, unless prohibited by law. h. TTL will share equally with PART in the cost of protecting PART's intellectual property rights, including applying for, obtaining, and maintaining applicable patents and trademarks therein, including patents for any Improvements.

3. License Term

a. The Initial Period begins on the effective date of this Agreement and will extend at least to the end of the Startup Time, when it will terminate if TTL fails to notify WHR or PART in writing at least thirty (30) days theretofore that TTL elects to continue for the rest of the Initial Period; such election will extend the Initial Period to end on 31 December 2000, subject to TTL election of a Renewal Period.

b. Unless sooner terminated, the License Term may continue for a succeeding Renewal Period, from the end of the Initial Period or of any Renewal Period, at the election of TTL if then in good standing; such election to be made by TTL giving written notice to WHR, within the last calendar quarter of any Period, of intention to continue this Agreement for a succeeding Renewal Period, beginning on the first day of January of the next year and continuing for three (3) more years.

c. The License Term shall continue from Period to Period so long as TTL timely renews, or until WHR gives TTL notice that TTL is no longer in good standing because of a specified breach or default of one or more of TTL's obligations under this Agreement; TTL shall have the right to remedy any such breach or default within forty-five (45) days thereafter or by the due date of the next quarterly report by TTL (whichever is later) to return to good standing as to such breach or default.

d. Obligations of this Agreement that are indicated as surviving beyond the end of a Period or of the License Term shall continue for such time period as may be lawful, despite notice by either party to the other of an election to discontinue either party's participation in or under this Agreement.

                                      (55)

e. The Term of this Agreement, if not sooner ended by the act of a party or the operation of law, shall end upon expiration of the last to expire of the Licensed Patents, except as TTL is using a WAFT trademark, or otherwise as noted below.

4.Confidentiality

a. To the extent that TTL receives Licensed Know-how, or either party becomes aware of other proprietary information from the other party via their relationship pursuant to this Agreement, each recipient of such information will hold it in confidence so long as the other party effectively treats it as confidential, except as specific information becomes public knowledge otherwise than by or from TTL.

b. The parties will ensure that their personnel sign Confidentiality and/or Non-Competition Agreements in customary form or otherwise as may reasonably be required by either party; moreover, if disclosure thereof to suppliers is desirable to assure satisfactory nature or quality of materials or methods for WAFT fuels, specific suppliers must first have like agreements with their employees.

c. The foregoing obligation to keep proprietary information confidential and to safeguard it within the organization of a party will survive any termination of this Agreement to the extent that such information is not common trade knowledge.

5.     Startup Time

a. TTL will provide facilities, equipment, and resources for WAFT design, development, and marketing purposes during the Startup Time in order to enable the first fuels to be produced, analyzed, tested, and (as soon as feasible) to be demonstrated to prospective customers, investors, and other interested persons.

b. WHR will provide WAFT Licensed Know-how to TTL from time to time as may be appropriate and will participate regularly as a technical consultant upon WAFT design, development, testing, and marketing, as TTL deems desirable.

6. Royalties

a. TTL will pay a first yearly Advance Royalty to PART in the amount of Sixty Thousand Dollars ($60,000), in quarterly installments of Fifteen Thousand dollars ($15,000) each, the first such installment to be so paid at the signing of this Agreement, to be recoverable by TTL by being creditable against whatever Running Royalty may become due for WAFT transactions within the Initial Period, and to be so credited at the rate of one-half of the Running Royalty due for each royalty accounting period thereof.

b. If TTL elects to continue beyond the Startup Time, identical Advance Royalty yearly amounts will become due and be payable likewise by TTL to PART as lump sums in January 1999 and January 2000.

c. After each complete calendar quarter of operations, Running Royalty 'will become due and be payable by TTL to PART in the first month of the next quarter based upon TTL's total WAFT revenue during that preceding quarter, from commercialization of all WAFT Licensed Products/Services/Systems , whether received from lease, sale, service, or otherwise.

d. The Running Royalty rate for Licensed Product, Licensed Services, and Licensed Systems is Six Percent (6%) of all that TTL receives in money or other thing of value for leasing, servicing, selling, or otherwise commercializing the same.

e. The total Running Royalty due and paid for the quarters of any given calendar year of a Renewal Period will be credited in full against targeted Minimum (~~ maximum) Annual Royalty for that entire calendar year of that Renewal Period.

f. Minimum Annual Royalty becomes due for each entire calendar year of any and all Renewal Periods of this Agreement, in the amounts stated below:

   First Renewal Period:         Second and any Additional Renewal Periods
(2001) First Year: $100,000      (2004) 4th Year and each year thereafter
(2002) 2nd Year:   $125,000                     $200,000
(2003) 3rd Year:  $150,000

g. Running Royalty accrues upon invoice, lease, sale, or service by TTL but shall not be payable until thirty (30) days thereafter or upon TTL's receipt of payment therefor (whichever occurs first), and shall be without any deduction from TTL's actual total revenue therefrom, except for customers' related costs (such as insurance, shipping, or taxes) and then only if so itemized on TTL's invoices to them.

h. Running Royalty payable for any given month becomes due at the end of the then current calendar quarter, and shall be paid during the first month of the next calendar quarter, or will become overdue on the first day of the next month.

                                      (56)

i. Minimum Annual Royalty in excess of Running Royalty accrued and paid for a given year becomes due and payable during January of the next calendar year and becomes overdue on the first day of February of that year.

7. Payments and Reports

a. TTL will report to WAFT Partners (PART), c/o Charles A. McClure (CAM), Suite 201, 701 Bayshore Boulevard, Tampa, FL 33606, all Running Royalty for each calendar quarter of the License Term during the first month of the next ensuing calendar quarter, may include with each such report full payment of royalty due for (and reported for) the preceding quarter's operations, will include in the report for the fourth (4th) quarter of each calendar year an itemization by major customers and a listing of Running Royalty accrued and payable or paid for each quarter in that year .

b. Quarterly and annual royalty reports will be signed and be certified as accurate and complete by an authorized officer of TTL; ail such reports and all royalty payments will be sent, together or separately, to WAFT Partners, as above, a and at year end will include explicit comparison with the Minimum Annual Royalty target for that year, and be accompanied by payment of any deficiency of the year's Running Royalty paid relative to the Minimum Annual Royalty due for that year.

c. TTL will keep accurate and complete records of all business done pursuant to this Agreement and will make such records available to WHR and to PART, no more than two (2) persons at once-for inspection during regular business hours, upon at least three (3) business days' advance notice, to determine Royalties accrued and paid or unpaid, and any other information due hereunder.

d. Refusal by TTL to report or to pay Royalty, or to maintain or make available records of business done hereunder, will forfeit TTL's good standing under this Agreement, if not remedied within thirty (30) days, unless limited to nonpayment of money, which may be remedied within forty-five (45) days, or by the due date of the next quarterly report, whichever is later.

8.Improvements

a. Any new composition, design, product, or service conducive to third party competition with Licensed Product or Licensed Services or Licensed Systems, invented or otherwise coming under the control of either party during the License Term, is deemed an "Improvement"--and such party will disclose the same to the other party promptly and in enough detail to enable the other party to elect whether to have such Improvement included hereunder.

b. As to any such Improvement by either party, either party may elect to have such Improvement included hereunder, within three (3) months after first knowledge thereof, without change in Royalty, by promptly notifying the other party of an election to do so; and the party that made or acquired such Improvement need do no more if both parties fail to elect to include the Improvement.

c. The originating party of an elected Improvement that appears possibly patentable--after a competent prior art search-will file and prosecute a patent application thereon, and may discontinue prosecuting it or maintaining any resulting patent, but only after giving the other party notice of such intention plus ample opportunity to take such (or equivalent) action at its own sole future discretion and expense.

d. If either party so elects to have any given Improvement included under this Agreement, the electing party in doing so will become obligated to pay one-half (1/2) the expense of undertaking to patent it within the License Territory, whereas the other one-half (1/2) of any such patent expense will be the obligation of the originating party, whether or not the electing and originating parties are the same, except that if TTL elects not to participate in the payment of an Improvement made by WHR to be included, TTL shall not be obligated to do so.

e. If the parties have joint inventorship/ownership patent rights in an issued Improvement patent, the parties will share equally the related ownership rights and expenses--including any official patent maintenance fees. The parties need not exercise improvement patent rights, except as this Agreement may provide, nor need either party account to the other party for any lawful activity regarding such patent rights outside this Agreement.

f. The parties recognize that well-based differences may arise with regard to origination of any given Improvement and that as to U.S. patents the determination of inventorship and of patentability is exclusively within the jurisdiction of the U.S. Patent and Trademark Office and the Federal Courts. Unless the parties are/have joint inventors--or successor(s) thereto--and hence are joint owners, they specifically agree that for any Improvement patent application and for any resulting patent for an Improvement elected by either party to be included hereunder, regardless of inventorship, the Improvement originating or otherwise acquiring party will grant to the other party (if that other party so elects) an unrestricted paid-up (free) license to practice the Improvement for the License Term, if such practice of it would not violate any non-elected prior patent of the grantor-licensor.

                                      (57)

g. Each party's foregoing Improvement rights are executory in nature, including the right to be informed of any Improvement by the other party, and to elect an Improvement for inclusion hereunder (or not), and including rights to ongoing prosecution of patent applications and maintenance of patents by an originating party of an elected Improvement, and receipt of license or ownership rights thereunder.

9.Infringement Rights

a. As of the effective date of this Agreement, TTL acknowledges that the exclusive ownership of the initially Licensed Know-how, the Licensed Patents, and the Licensed Trademarks is in WHR or in WAFT Partners, and not at all in TTL.

b. In the event that TTL's commercialization of any Licensed Product, Licensed Service, or Licensed System is accused of-infringing a proprietary right of any third party, the parties will cooperate in attempting to avoid such infringement or to prove lack of infringement, and so long as TTL's license hereunder is exclusive to the extent set forth above, TTL will have a right, but not an obligation, to defend or assist in defending against any infringement action brought by a third party, and shall have also the obligation to pay one-half (1/2) of the costs of doing so, except as either party may voluntarily pay more thereof incidental to participation therein.

c. Neither party will be liable to the other party if unable or unwilling to continue this Agreement because of such infringement of third-party rights, and in that event TTL will cease commercializing Licensed Products, Licensed Services, and Licensed Systems, and TTL will relinquish its rights hereunder in that event, and thereby terminate its Royalty and attendant obligations to WHR and WAFT.

d. In the event that the activities of any third party are asserted (or other-wise appear) to infringe an intellectual property right licensed to TTL hereunder, the parties will cooperate in attempting to ascertain and to abate such infringement. So long as TTL's license hereunder is exclusive to the extent set forth above, TTL will have a prior right, but not an obligation, to abate such infringement, whether by litigation or otherwise, subject to paying all the costs of doing so other than such costs or expenses as WHR may voluntarily pay incidental thereto or to participation therein. Any moneys recovered from a third-party infringer will be retained by the party(ifs), pro-rated to their expenditures, whose action(s) had such result.

e. If third-party infringement is not abated, TTL may elect to continue as a non-exclusive licensee under this Agreement as its sole remedy, or alternatively TTL may discontinue its license and cease royalty payments as its sole remedy.

1O.Assurances

a.   WHR assures TTL of WHO's  origination  of the  inventions  in his  Licensed
     Patents/Patent  Applications,   but  WHR  cannot  guarantee  TTL  of  WHR's
     invention priority or patent validity.

b. WHR warrants ownership (joint with CAM as WAFT Partners) of the Licensed Patents and Licensed Trademarks, in the specific sense that WHR has no reason to believe that any third party has any right to prevent either WHR or TTL from practicing any Licensed Invention, or from using any Licensed Trademark, as provided in this Agreement, but WHR cannot and does not warrant such practice or usage as non-infringing of third-party rights.

c. WHR will instruct and/or assist TTL's personnel in design, manufacturing, quality standards, testing, distribution, marketing, and sale, as well as proper marking, of Licensed Product and Licensed Systems, and WHR will provide Licensed Know-how in doing so, as may be applicable.

d. WHR (and WAFT Partners) will have no liability whatever to TTL for TTL's actions or inactions under this Agreement, and TTL will save WHR (and WAFT Partners) harmless against any liability to third parties-whether based upon agency, contract, negligence, product liability, or other basis-for any claim based on action or inaction of TTL relating to Licensed Products, Services, or Systems.

e An Appendix hereto discloses prior contractual relations of WAFT with one Richard Boskind, and his companies (Boskind Development, Inc., Bell 2, Inc.); with Richardson Energy, Inc., WHR's one-man corporation formed in June 1996; and then of the latter with Ricky Lee Johansen and James J. Wallace, as marketing representatives and exclusive distributors for the three West Coast States and for Nevada. The Boskind Agreement fell into non-renewable condition, and activities of both Richardson Energy, Inc. and the West Coast distributors have fallen dormant. WHR recognizes that any of these matters may conflict somewhat with this Agreement but will be personally responsible for abating any such conflict that may arise.

11.Product Marking

a. TTL will mark on Licensed Products (or containers) each patent number applicable thereto upon being advised thereof by WHR.

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

b. TTL will display a Licensed Trademark (if elected) on all Licensed Product and in advertising copy, brochures, and publications by or for TTL about Licensed Product. TTL will not use any Licensed Trademark in or as a trade name (i) if not elected, or (ii) if elected, after TTL discontinues (or other termination of) TTL's license under this Agreement.

c. TTL will provide access for WHR, at agreed times, to all Licensed Product to enable WHR to ascertain that the nature and quality thereof meet standards required by trademark law of products bearing a Licensed Trademark.

d. TTL will not make any material change in materials, production methods, or otherwise that might affect the nature or quality of any WAFT product or service, without advance notice to WHR and ample opportunity for WHR to confirm compliance of such product or service with applicable quality standards-or not.

e. TTL will provide representative specimens of each Licensed Product or Licensed Service or Licensed System label and advertising copy, and of each product or service brochure, before publication thereof, to enable WHR to assure that they meet accepted trademark usage standards.

f.   TTL will not  manufacture,  sell, or distribute  any Licensed  Product that
     does  not  meet  WHR's  quality  standards,   nor  distribute  any  product
     literature that does not meet accepted trademark usage standards.

g. If TTL elects to use one or more Licensed Trademark(s), TTL will display one thereof on each container of Licensed Product made by or for it, and in all Licensed Product advertising copy, product brochures, press releases, and publications by or for TTL about Licensed Product plus the generic name of the goods, together with occasional notice that such Trademark is the property of WAFT.

12.Termination

a. During the last calendar quarter of the Initial or any Renewal Period, TTL may notify WHR of TTL's election to continue the Agreement for a Renewal Period, to begin at the end of the then current Period; or, by failing to do so, TTL will terminate its rights under this Agreement, whereupon TTL will be obligated to discontinue its participation in licensed activities by the end of the existing Period, except as the parties otherwise agree in a signed written agreement.

b. Upon termination, TTL will refrain from exercising thereafter any right it had by license hereunder, such as practicing the invention of any previously Licensed Patent, or using a Licensed Trademark or confusingly similar expression.

c. Whenever TTL is not in good standing hereunder, WHR may render TTL's license wholly non-exclusive, or if it is already non-exclusive for a prior breach or default WHR may terminate TTL's rights hereunder, in the absence of specific curative provisions for TTL's breach or default, or if TTL has had an opportunity to comply such a curative provisions and failed or refused to do so.

d. If either party becomes, or would become, disabled-as by the other party's choosing, or being subjected to, an act or a procedure for relief of debtors from enforcing compliance with a given executory obligation of the other party hereunder (e.g., compliance with standards, action with regard to infringers, offer of Improvements) the thus disabled party may deem this Agreement and the license and other rights under this Agreement terminated ipsofacto.

e. No inaction or overlooking by WHR of any condition or provision of this Agreement or of any breach or default thereof by TTL shall be deemed to imply or to constitute a future waiver of any similar breach or default of the same or other condition/provision.

13.Miscellaneous

a. If any one or more provision(s) or effect(s) of this Agreement should prove to be invalid or unenforceable, and the Agreement be otherwise valid and enforceable, the invalid or unenforceable provision or portion thereof will be severed, and the remainder of the Agreement be and remain valid and enforceable to the fullest extent permitted by applicable law.

b. This License Agreement is made for the benefit of the parties, their heirs, successors, and assigns, and any other person or legal entity named in any provision hereof, and not made to give any unnamed person or legal entity any right of action whatever.

c. Each statement made in this Agreement is deemed material, and each party is entitled to rely, and deemed to have relied, upon the truth and correctness thereof in entering into this Agreement.

d. Each party acknowledges that he(it) has received advice of independent counsel of choice as to the inducements, provisions, and terms of this Agreement, and their effect, whereupon entering into this License Agreement is each party's free and independent act.

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

e. This Agreement is to be governed by Federal law to whatever extent a proprietary right granted by the United States is involved, and otherwise by Florida law, except as activities of a party in any other State render that other State's law applicable.

f. Notice to be given under this Agreement will be in writing and be addressed to the other party at the address of such party hereinabove, unless such address has been superseded by like notice, whereupon the latest noticed address thereof is to be used. Notice will be effective when delivered to the addressee, or-if not a change of address-when sent by Express or Registered Mail so addressed.

g. This Agreement sets forth the entire intent and understanding of the parties with regard to the subject matter hereof, and merges any prior negotiations or agreements by the parties as to such subject matter, and no addition, deletion, or other modification of the wording hereof may be made except in writing subsequent hereto and signed by the party or parties to be bound thereby.

      IN WITNESS WHEREOF the parties have caused this Agreement to be signed, sealed, and attested by persons duly authorized so to do, as of the date first stated hereinabove.

WHR & PART                              TTL


S/S WILLIAM R. RICHARDSON, JR.          S/S LEON H. TOUPS
William R. Richardson, Jr.              Leon H. Toups, President


Attest:  S/S CHARLES A. MCCLURE         Attest:  S/S MARK CLANCY
         Charles A. McClure             Mark Clancy, Vice President



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



                                    APPENDIX

Ongoing Negotiations

1. Australia - Frank Bachrach, Universal Associates Pty., Rose Bay.

2. Austria - Kelly Speakes, Jennbacher Energiesysteme, Norwood, Mass.

3o Britain - GIyn Brooke & Andrew Shire, Jewetts Farm, Hemyock, Devon.

4o France - Antoine Giudicelli (ex-min. Nuclear Power) & Dr. Laurent Clerc.

5. Japan - Tom Peters, Ark International, Captain Cook, Hawaii.

6.  Mexico - Nestor Hernandez, Col. Granada Blvd., Mexico City.

7. Taiwan - John T. L. Hsu, Far East Trade Services, Inc., San Francisco.

     WHR may exclude from this Agreement any binding commitment entered into with any of these parties within ninety (90) days from the effective date hereof. In the absence of a commitment during that time, WHR will not enter into any such commitment, and TTL may deal thereafter with any such party and will pay over to PART one-half (1/2) of the proceeds therefrom, as in the instance of a sublicense.

Prior Commitments

1. WAFT Partners - Richard Boskind, Boskind Development, Inc., Bell 2, Inc.;

a.   Two-page Preliminary Agreement Sept. 1993 to develop truck-mounted reactor;

b. Ten-page Supplementary Agreement March 96 to build trailer-mounted reactor; Mr. Boskind lost good standing by the end of 1996, so could not renew, but has persisted in sending quarterly statements together with requests for money for parts.

2.  Richardson Energy, Inc. (WHR's l-man corporation) June 1996 Agreement with

a.   Ricky   Lee   Johansen   and   James  J.   Wallace,   exclusive   marketing
     representatives and distributors for the states of California, Nevada, Oregon, and Washington; also

b. Partial cross-ownership with their limited liability companies, but stock purchases in Richardson Energy not completed by them, and its charter being allowed to lapse.

3. Australia and New Zealand, Option Memorandum - Dr. Peter Nel, Las Vegas; and Peter Lausevic, American Merchandising Company, Sacramento, California; signed in February 1997, but Ten Percent advance royalty payments toward agreed paid-up royalty of $500,000 for Australia and $250,000 for N.Z. never received.

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